Exhibit 10.21

UQM TECHNOLOGIES, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS Effective November 1, 1993 Amended and Restated, Effective November 2, 2011

UQM TECHNOLOGIES, INC.
STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

The board of directors of UQM Technologies, Inc. (formerly known as Unique Mobility, Inc.), a Colorado corporation (the "Company"), established the Unique Mobility, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), effective November 1, 1993 (the "Effective Date"). The name of the Plan is changed to UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors and the Plan is hereby amended and restated, effective November 2, 2011.

PURPOSES

The purposes of the Plan are to provide certain directors of the Company who are not also employees of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the $0.01 par value common stock (the "Stock") of the Company upon the terms and conditions described below.

ARTICLE I

GENERAL

1.1 Definition. For purposes of the Plan and as used herein, a "non-employee director" is an individual who (a) is a member of the Board of Directors of the Company (the "Board") and (b) is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). A non-employee director to whom an Option is granted is referred to herein as a "Holder."

1.2 Nature of Options. The Options granted hereunder shall be options that do not satisfy the requirements of section 422 of the Code.

ARTICLE II

OPTIONS

2.1 Participation. The non-employee directors on the Effective Date and each non-employee director elected thereafter shall receive Options to purchase Stock in accordance with Sections 2.2 and 2.3 on the terms and conditions herein described.

2.2 Election.

(a) General. Pursuant to resolutions of the Board, the Company pays each non-employee director an annual retainer for the approximately 12-month period of service commencing on the date for the regularly scheduled annual meeting of the shareholders and ending at the close of business on the day before the date for the regularly scheduled annual meeting of the shareholders in the following calendar year. This 12-month period shall be referred to as a "Period of Service." Prior to the commencement of a non-employee director's Period of Service, the non-employee director may elect, as provided in this section 2.2, to receive all of the non-employee director's annual retainer for the Period of Service in the form of a grant of Options pursuant to this Plan. A non-employee director who does not make a timely election shall be deemed to have elected to receive all of his annual retainer for the Period of Service in cash.

(b) Elections. No later than six months prior to the first day of a Period of Service, each individual who is then a non-employee director shall make an election to receive all of his annual retainer as a director for such Period of Service in the form of cash or in the form of a grant of Options pursuant to this Plan. The election must be in writing and must be delivered to the Secretary of the Company no later than the close of business on the date that is six months prior to the first day of the Period of Service for which the election is made. A non-employee director who does not timely file an election shall be deemed to have elected to receive all of his annual retainer for such Period of Service in cash.

(c) Newly Elected Directors. Each individual who is newly elected to the Board may elect, within 30 days of his election to the Board, to receive all of his annual retainer for his first Period of Service in cash or in the form of a grant of Options under this Plan. The election must be in writing and must be delivered to the Secretary of the Company no later than the close of business on the thirtieth day after the non-employee director's election to the Board. A non-employee director who does not timely file an election shall be deemed to have elected to receive all of his annual retainer for such Period of Service in cash.

2.3 Grant.

(a) General. Each non-employee director who has elected to receive his annual retainer for a Period of Service in the form of an Option shall be granted an Option to purchase shares of Stock on the date of the annual meeting of the Company's shareholders with respect to such Period of Service, on the terms and conditions set forth in this Plan. Each Option pursuant to this Section 2.3(b) shall entitle the non-employee director to purchase the number of shares of Stock determined by resolution of the Board no later than the date by which the non-employee directors must make their elections, unless insufficient shares are available for grant to each electing director on such date, in which case each such director shall automatically receive an option to purchase his pro rata portion of the shares that are then available for grant under the Plan.

(b) Initial Grants to Newly Elected Directors. Each newly elected non-employee director who has elected to receive his annual retainer for his first Period of Service in the form of an Option shall be granted an Option to purchase shares of Stock on the date that is six months after the date of his election to receive an Option, on the terms and conditions set forth in this Plan. Each Option granted pursuant to this Section 2.3(b) shall entitle the non-employee director to purchase the number of shares of Stock subject to Options granted for the Period of Service during which the newly elected director's service commences, unless insufficient shares are available for grant to each electing non-employee director on such date, in which case each such non-employee director shall automatically receive an option to purchase his pro rata portion of the shares that are then available for grant under the Plan. If the Period of Service for which the non-employee director was elected is shorter than 12 months, the number of shares subject to the Option shall be equal to the number of shares granted for the Period of Service during which the newly elected director's service commences, multiplied by a fraction, the numerator of which is the number of months in the Period of Service and the denominator of which is 12.

2.4 Terms. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

(a) Number. Each non-employee director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 2.3, subject to adjustment as provided in Article III. Such grants shall be effective at the times specified in Section 2.3.

(b) Price. The price at which each share of Stock covered by the Option may be purchased by each non-employee director shall be not less than the Fair Market Value (as defined in Section 5.5) of the Stock on the date of grant (as determined under section 2.3(a) or 2.3(b), as applicable), subject to adjustment as provided in Article III.

(c) Duration of Options. The period within which each Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

(d) Termination of Service, Death, Etc. The Option shall terminate in the following circumstances if the Holder ceases to be a director of the Company:

(i) If the Holder is removed as a director of the Company during the Option Period for cause, the Option shall be void thereafter for all purposes.

(ii) If the Holder ceases to be a director of the Company during the Option Period for any reason other than removal for cause, the Option shall be exercisable for the remainder of the Option Period, but not thereafter.

(e) Transferability, Exercisability. Each Option granted under the Plan shall not be transferable by a Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative.

(f) Exercise, Payments, etc.

(i) The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 2.4(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. If the purchase price is paid by means of a broker's loan transaction as described in clause (C) of Section 2.4(f)(ii), in whole or in part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash, or (B) certified, cashier's or check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or (D) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

(g) Vesting. The Option shall be fully vested at all times.

(h) No Repricing. The Board or the Committee shall not, without the prior approval of the shareholders of the Company, cancel any outstanding Option and replace it with a new Option with a lower option price where the economic effect would be the same as reducing the option price of the cancelled Option or take any other action with respect to an Option that would be treated as a "repricing" under the accounting rules or under the rules of the Securities and Exchange Commission.

(i) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company's policy on trading securities of the Company as such policy is in effect from time to time. In addition, the Holder agrees to sell no Stock (including Stock acquired otherwise than upon exercise of an Option) if the sale of such Stock, together with all other sales of Stock by any of the Company's directors, employees and consultants on any stock exchange or in the over-the-counter market, shall exceed 10% of the total trading volume of the Stock on the date of sale by the Holder on any stock exchange and in the over-the-counter market. If the Holder fails to comply with the Company's policy on trading securities, or violates the agreement made in the immediately preceding sentence, as determined in the sole discretion of the Company, the Holder shall pay to the Company as liquidated damages the profit realized (which shall be equal to the excess of the amount received by the Holder over the Holder's basis for the Stock disposed of) in the transaction that resulted in the failure to comply with the Company's policy. This condition shall survive the exercise of an Option and the termination of the Plan.

ARTICLE III

AUTHORIZED STOCK

3.1 Number of Shares. A total of 500,000 shares were originally authorized for issuance under the Plan in accordance with the provisions of the Plan. As of the effective date of this amendment and restatement, the authorization is increased by an additional 500,000 shares, for a total of 1 million authorized shares. Options granted with respect to the additional 500,000 shares may not be exercised until after the shareholders of the Company approve the authorization of the additional 500,000 shares. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares that may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

3.2 Unused and Forfeited Stock. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are met, including any shares that are subject to an Option that expires or is terminated for any reason shall automatically become available for use under the Plan. Any Shares that are used to pay the Option Price shall not become available for the grant of Options under the Plan.

3.3 Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the Shares then subject to each outstanding Option.

3.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Holder then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Holder in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to a Holder because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

3.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 3.3 and 3.4, in the number or kind of outstanding Shares of Stock or of any Stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of Shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

3.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Option held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire Option. If, upon exercise of any such Option, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

3.7 General Adjustment Rules. No adjustment or substitution provided for in this Article III shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the purchase price with respect to each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed. Notwithstanding the provisions of this Article III, no Option shall be adjusted in a manner that will cause the Option Price ever to be less than the Fair Market Value of the Stock on the date the Option was granted or that will cause the Option to become subject to section 409A of the Code. Any and all adjustments or changes in number or kind of Shares subject to an Option and the exercise price for the Option shall comply with the requirements of section 409A of the Code. Notwithstanding the foregoing, upon the occurrence of any event contemplated by this Article III, any changes contemplated herein shall, in the sole discretion of the Committee, be modified to the minimum extent necessary to avoid any acceleration of income or tax that may otherwise become due under section 409A of the Code.

3.8 Determination by the Committee, Etc. Adjustments under this Article III shall be made by the Committee, whose determinations with regard thereto shall be final and binding.

ARTICLE IV

CORPORATE REORGANIZATION; CHANGE OF CONTROL

4.1 Reorganization. If the Company is merged or consolidated with another corporation or the Company is a party to a reorganization (other than a merger, consolidation or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding Shares), or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Committee shall, as to the Plan and outstanding Options, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Holders holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the Shares subject to Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate Fair Market Value of the Shares subject to Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Holders, provide that all unexercised Options must be exercised within thirty days of the date of such notice or they will be terminated. If alternative (i) is implemented, the Committee may, at its sole discretion, provide that Options may be exercisable in full without regard to the applicable exercise periods set forth in the Option agreements and if alternative (ii) is implemented, Options shall be exercisable in full without regard to the applicable exercise periods set forth in the Option agreements. Any assumption or substitution of Options shall comply with the requirements of sections 409A and 424 of the Code. Notwithstanding the foregoing, upon the occurrence of any event contemplated by this Article V, any changes contemplated herein shall, in the sole discretion of the Committee, be modified to the minimum extent necessary to avoid any acceleration of income or tax that may otherwise become due under section 409A of the Code.

4.2 Change of Control. In the event of a change in control of the Company, as defined below, all Options shall become exercisable in full, without regard to applicable exercise periods set forth in Article II. For purposes of the Plan, a "change in control" shall be deemed to have occurred if during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

ARTICLE V

GENERAL PROVISIONS

5.1 Expiration. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but the Company shall continue to recognize Options previously granted.

5.2 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Plan may not be amended more than once every six months with respect to the persons entitled to be granted Options hereunder, the timing of grants for participants, the number of shares of Stock to be granted as Options to individual participants or the price thereof, other than amendments necessary to comport with changes in the Code or the rules and regulations thereunder. The Company shall obtain the approval of shareholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 (or any successor applicable rule) or by the listing requirements of the New York Stock Exchange or any stock exchange, market, or quotation system on which the Company's securities are quoted or listed for trading.

5.3 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

5.4 Fair Market Value. The "Fair Market Value" of a share of Stock shall be the last reported sale price of the Stock on the New York Stock Exchange on the day the determination is to be made. If, however, the Stock should be listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of Stock shall be the closing price on the day the determination is to be made. If the Stock is not listed or traded on NASDAQ or on any national securities exchange, the Fair Market Value for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith in its sole discretion consistent with the requirements of section 409A of the Code.

5.5 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

5.6 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

5.7 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 and any successor applicable rule so that grants under the Plan will not affect the status of non-employee directors as disinterested persons for purposes of Rule 16b-3 and that such grants will otherwise satisfy the requirements of Rule 16b-3. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or shareholders.

5.8 Tax Laws. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the tax laws or regulations applicable to any Options or to any Holders shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the items of income, gain, loss, or deduction of the Company for tax purposes, the Committee shall have the right and power to modify as necessary any then outstanding Options as to which the applicable services or other restrictions have not been satisfied. In particular, the Committee shall have the right and power to modify any outstanding Options as necessary to satisfy the requirements of section 409A of the Code.

UQM TECHNOLOGIES, INC.,
a Colorado corporation

Date:	May 2, 2012	By: